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EXHIBIT 21.1

LKQ CORPORATION AND ITS SUBSIDIARIES

		Jurisdiction	Assumed Names
1.	Akron Airport Properties, Inc.	Ohio
2.	Black Horse Auto Parts, Inc.	Florida	Lents Auto Parts; LKQ Auto Parts of Orlando
3.	Bodymaster Auto Parts, Inc.	New Jersey
4.	Bodymaster Auto Parts Supply, Inc.	Maryland
5.	Damron Holding Company, LLC	Delaware	LKQ North Florida; LKQ Melbourne; LKQ Service Center Crystal River; LKQ Fort Myers
6.	DAP Trucking, Inc.	Florida
7.	DAP Trucking, LLC	Florida
8.	Distribuidora Hermanos Copher Internacional, SA	Costa Rica
9.	Double R Auto Sales, Inc.	Florida
10.	Foster Auto Parts Beaverton, LLC	Oregon
11.	Foster Auto Parts Longview, Inc.	Washington
12.	Global Trade Alliance, Inc.	Ohio
13.	Hermanos Copher Internacional, SA.	Guatemala
14.	LKQ 250 Auto, Inc.	Ohio
15.	LKQ All Models Corp.	Arizona	Wholesale Auto Recyclers; Cars `n More
16.	LKQ Atlanta, L.P.	Delaware	LKQ Carolina
17.	LKQ Auto Parts of Central California, Inc.	California
18.	LKQ Auto Parts of Memphis, Inc.	Arkansas	LKQ of Tennessee
19.	LKQ Auto Parts of North Texas, Inc.	Delaware
20.	LKQ Auto Parts of North Texas, L.P.	Delaware	LKQ Auto Parts of Central Texas
21.	LKQ Auto Parts of Orlando, LLC	Florida	LKQ Self Service Auto Parts-Orlando
22.	LKQ Auto Parts of Utah, Inc.	Utah
23.	LKQ Best Automotive Corp.	Delaware
24.	LKQ Best Automotive, L.P.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store
25.	LKQ Birmingham, Inc.	Alabama	LKQ Gulf Coast
26.	LKQ Brad's Auto & Truck Parts, Inc.	Oregon
27.	LKQ Broadway Auto Parts, Inc.	New York
28.	LKQ Copher Self Service Auto Parts-Bradenton, Inc.	Florida
29.	LKQ Copher Self Service Auto Parts-Clearwater, Inc.	Florida
30.	LKQ Copher Self Service Auto Parts-St. Petersburg, Inc.	Florida
31.	LKQ Copher Self Service Auto Parts-Tampa, Inc.	Florida
32.	LKQ Crystal River, Inc.	Florida	LKQ Fort Myers
33.	LKQ Foster Auto Parts, Inc.	Oregon	Foster Auto Sales; U-Pull-It Auto Wrecking; Foster Warehouse Distribution; Foster Auto Parts Vancouver

34.	LKQ Gorham Auto Parts Corp.	Maine
35.	LKQ Great Lakes Corp.	Indiana
36.	LKQ Holding Co.	Delaware
37.	LKQ Hunts Point Auto Parts Corp.	New York	Partsland USA; LKQ Auto Parts of Eastern Pennsylvania; LKQ Auto Parts
38.	LKQ John's Westside LLC	Oregon
39.	LKQ Lakenor Auto & Truck Salvage, Inc.	California	LKQ of Southern California
40.	LKQ Management Company	Delaware
41.	LKQ Metro, Inc.	Illinois
42.	LKQ Mid-America Auto Parts, Inc.	Kansas	Mabry Auto Salvage
43.	LKQ Midwest Auto Parts Corp.	Nebraska	Midwest Foreign Auto; LKQ Midwest Auto
44.	LKQ Minnesota, Inc.	Minnesota	LKQ Albert Lea
45.	LKQ of Indiana, Inc.	Indiana
46.	LKQ of Michigan Inc.	Michigan
47.	LKQ of Nevada, Inc.	Nevada
48.	LKQ of Stockton, Inc.	California
49.	LKQ of Tennessee, Inc.	Tennessee
50.	LKQ Online Corp.	Delaware
51.	LKQ Penn-Mar, Inc.	Pennsylvania
52.	LKQ Raleigh Auto Parts Corp.	North Carolina
53.	LKQ Route 16 Used Auto Parts, Inc.	Massachusetts
54.	LKQ Salisbury, Inc.	North Carolina	LKQ of Carolina
55.	LKQ Savannah, Inc.	Georgia
56.	LKQ Smart Parts, Inc.	Delaware
57.	LKQ Smart Parts, L.P.	Delaware
58.	LKQ Star Auto Parts, Inc.	Delaware
59.	LKQ Star Auto Parts, L.P.	Delaware
60.	LKQ TriplettASAP, Inc.	Ohio
61.	LKQ U-Pull-It Damascus, Inc.	Oregon	U-Pull-It Auto Damascus
62.	LKQ U-Pull-It Salem Auto Wrecking, Inc.	Oregon	Foster Auto Parts Salem
63.	LKQ U-Pull-It Tigard, Inc.	Oregon
64.	Redding Auto Center, Inc.	California	LKQ Auto Parts of Northern California
65.	Supreme Auto Parts, Inc.	Pennsylvania

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  EXHIBIT 21.1